SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):    July 6, 2007 (June 30, 2007)
Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.
          The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
          On July 5, 2007, Verso Technologies, Inc. (the “Company”) issued a press release regarding its results for the second quarter of 2007. A copy of that press release is attached as Exhibit 99.1 to this Current Report.
Item 3.02      Unregistered Sales of Equity Securities.
          On July 3, 2007, the Company issued an aggregate of 65,493 shares (the “Shares”) of its common stock, par value $.01 per share (the “Common Stock”), to Laurus Master Fund, Ltd., the Company’s primary lender (“Laurus”), upon exercise by Laurus of a portion of a warrant to purchase shares of Common Stock (the “Warrant”) issued to Laurus in connection with the Company’s credit agreement with Laurus. Pursuant to the terms of the Warrant, Laurus exercised the Warrant on a cashless basis and, in connection with such exercise, 66,731 shares of the Common Stock originally underlying the Warrant were cancelled. The Shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon representations made by Laurus regarding its investment intent and sophistication, among other things.
Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On June 30, 2007, the Company entered into a Consulting and Separation Agreement (the “Bannerman Agreement”) with Montgomery Bannerman, who has served as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”) since October 1, 2005, pursuant to which he has agreed to resign from such positions and all other positions held by him with the Company and its subsidiaries effective as of June 30, 2007 (the “Separation Date”). Pursuant to the Bannerman Agreement, Mr. Bannerman has agreed to provide consulting services to the Company for a period of twelve (12) months following the Separation Date (the “Continuation Period”) as the Company may, from time to time during such Continuation Period, reasonably request, provided that such consulting services shall be limited to executive-level services similar to those provided by him while serving as the Company’s Chief Executive Office. Under the Bannerman Agreement, the Company has agreed to provide Mr. Bannerman during the Continuation Period with such base salary and health insurance benefits which Mr. Bannerman was entitled to receive prior to the Separation Date.
          On July 5, 2007, the Company announced that it had appointed Steven A. Odom, who currently serves as the Company’s Executive Chairman of the Board, to serve at the pleasure of the Board as the Company’s Chief Executive Officer effective as of July 1, 2007. Mr. Odom will continue to serve as the Company’s Executive Chairman of the Board pursuant to his existing employment agreement with the Company and will continue to receive the compensation provided thereby. It is not currently expected that Mr. Odom will receive any additional compensation for his services as the Company’s Chief Executive Officer.

          Mr. Odom, age 54, has served as the Company’s Executive Chairman of the Board since October 1, 2005. From September 29, 2000 to September 30, 2005, Mr. Odom served as the Company’s Chief Executive Officer and as the Company’s Chairman of the Board from December 2000 to September 30, 2005. From January 2000 to September 2000, Mr. Odom served as the Chairman of the Board and the Chief Executive Officer of Cereus Technology Partners, Inc. From 1994 until June 1998, Mr. Odom served as Chief Executive Officer of World Access, Inc., a provider of voice, data and Internet products and services around the world (“World Access”). From June 1998 until June 1999, Mr. Odom also served as Chairman of the Board of World Access. From 1990 until 1994, Mr. Odom was a private investor in several companies, including World Access and its predecessor. From 1987 until 1990, he served as President of the PCS Division of Executone Information Systems in Atlanta, Georgia, a public company that manufactured and distributed telephone systems. From 1983 until 1987, Mr. Odom was Chairman and Chief Executive Officer of Data Contract Company, Inc., a manufacturer of telephone switching equipment and intelligent pay telephones, which he founded in 1983. From 1974 until 1983, he served as the Executive Vice President of Instrument Repair Service, a private company co-founded by Mr. Odom in 1974 that repaired test instruments for local exchange carriers.
          There are no family relationships between Mr. Odom and any director or officer of the Company. Except as disclosed herein, no arrangement or understanding exists between Mr. Odom and any other person pursuant to which Mr. Odom was appointed to serve as the Company’s Chief Executive Officer.
          On July 5, 2007, the Company also announced that it had appointed Mark Dunaway, a member of the Board, to serve at the pleasure of the Board as the Company’s President and Chief Operating Officer effective as of July 1, 2007. The Company offered to employ Mr. Dunaway as the Company’s President and Chief Operating Officer on the following terms, which Mr. Dunaway accepted: (i) the Company will pay to Mr. Dunaway an annual base salary of $300,000; (ii) the Company will award to Mr. Dunaway, in the discretion of the Board, annual bonuses on terms no less favorable than those awarded to other executive officers of the Company and (iii) the Company will provide to Mr. Dunaway such other benefits as other executives of the Company receive. In addition, on July 5, 2007, the Company granted to Mr. Dunaway a ten-year incentive stock option pursuant to the Company’s 1999 Stock Incentive Plan, as amended, to purchase 500,000 shares of Common Stock at an exercise price of $0.78 per share, with 100,000 of the underlying shares vesting on the date of grant and the remaining underlying shares vesting in equal installments over a four-year period.
          Mr. Dunaway, age 62, has served as a director of the Company and a member of the Audit Committee of the Board since June 2005. From October 2003 through June 2007, Mr. Dunaway served as the Chief Executive Officer and Chairman of Composite Materials Technology, LLC, a provider of engineering products. From 2002 to 2003, Mr. Dunaway was a partner in Criterion Partners, a private equity firm which he co-founded, which merged with and became known as Growth Strategies Group. From 1995 to 2002, Mr. Dunaway co-founded and served as Chairman and Chief Executive Officer of Preferred Networks, a wireless network and services provider.
          There are no family relationships between Mr. Dunaway and any director or officer of the Company. Except as disclosed herein, no arrangement or understanding exists between Mr. Dunaway and any other person pursuant to which Mr. Dunaway was appointed to serve as the Company’s President and Chief Operating Officer.
          In connection with Mr. Dunaway’s appointment as the Company’s President and Chief Operating Officer, Mr. Dunaway resigned from his position as a member of each of the Board’s Audit Committee, Customer Relations Committee, and Governing and Nominating Committee, and the Board appointed James Kanely and James A. Verbrugge to the Board’s Audit Committee

and Governing and Nominating Committee, respectively, to fill the vacancies on such committees created by Mr. Dunaway’s resignation. The Board has not yet filled the vacancy on its Customer Relations Committee created by Mr. Dunaway’s resignation from such committee. Mr. Dunaway will continue to serve as a member of the Board.
Item 9.01      Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.

99.1	Press Release dated July 5, 2007.

99.2	Consulting and Separation Agreement between the Company and Montgomery Bannerman, dated June 30, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

Dated: July 6, 2007

EXHIBIT INDEX
99.1	Press Release dated July 5, 2007.

99.2	Consulting and Separation Agreement between the Company and Montgomery Bannerman, dated June 30, 2007.